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                                                                    EXHIBIT 99.4



                         RISKS RELATED TO OUR BUSINESS

MANY OF OUR BUSINESS RISKS WILL BECOME MORE SIGNIFICANT IF WE ACQUIRE ARTISAN ENTERTAINMENT.

        If we acquire Artisan Entertainment, our assets and business will both materially increase and our financial condition and results of operations will be significantly and materially affected. Consequently, many of the business risks we face that are described in this offering circular will become more significant. In particular, our revenues, results of operations and the trading price of the notes and Lions Gate's common share price may be subject to even greater fluctuations. We intend to assume certain outstanding debt of Artisan Entertainment, and any indebtedness incurred or assumed in any such transaction may or may not increase our leverage relative to our earnings before interest, income taxes, amortization, minority interests, gain on dilution of investment in a subsidiary and discontinued operation, or EBITDA, or relative to our equity capitalization.

        Because we are subject to a confidentiality agreement and certain confidentiality obligations under the merger agreement with Artisan Entertainment, we are not providing you or any current investors in Lions Gate with any confidential information, financial or otherwise, relating to Artisan Entertainment or a combined Lions Gate and Artisan Entertainment. No such information will be available until after the closing of this offering and we are not offering holders of the notes rescission rights upon our public disclosure of Artisan Entertainment financial information or pro forma financial statements of a combined Lions Gate and Artisan Entertainment. We cannot assure you that any information, financial or otherwise, of Artisan Entertainment that is currently available is accurate or complete.

WE HAVE HAD LOSSES, AND WE CANNOT ASSURE FUTURE PROFITABILITY.

        We have reported operating income for fiscal years 2000, 2001 and 2003 and operating losses for fiscal years 1999 and 2002. We have reported net income for fiscal years 2001 and 2003 of $5.8 million and $1.1 million, respectively, and net losses for fiscal years 1999, 2000 and 2002. Our accumulated deficit was $122.2 million at September 30, 2003. We cannot assure you that we will continue to operate profitably, and if we do not, we may not be able to meet our debt service requirements, working capital requirements, capital expenditure plans, anticipated production slate or other cash needs. The revenues and net income of Cinegroupe, an animation company in which we have a 30% ownership and majority voting power, have been declining for the past several years. These revenues and income accounted for approximately 10% of our revenues and profit in fiscal 2003 and approximately 5% of revenue and did not generate a profit in the first six months of fiscal 2004. If these declines continue, Cinegroupe will need to consider alternatives including decrease in workforce, refinancings or reorganization. Our inability to meet those needs could have a material adverse effect on our business, results of operations and financial condition.

WE FACE SUBSTANTIAL CAPITAL REQUIREMENTS AND FINANCIAL RISKS.

        Our business requires a substantial investment of capital. The production, acquisition and distribution of motion pictures and television programs require a significant amount of capital. A significant amount of time may elapse between our expenditure of funds and the receipt of commercial revenues from or government contributions to our motion pictures or television programs. This time lapse requires us to fund a significant portion of our capital requirements from our revolving credit facility and from other financing sources. Although we intend to continue to reduce the risks of our production



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exposure through financial contributions from broadcasters, distributors, tax shelters, government and industry programs and other studios, we cannot assure you that we will continue to implement successfully these arrangements or that we will not be subject to substantial financial risks relating to the production, acquisition, completion and release of future motion pictures and television programs. If we increase (through internal growth or acquisition) our production slate or our production budgets, we may be required to increase overhead, make larger up-front payments to talent and consequently bear greater financial risks. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

        Our substantial leverage could adversely affect our financial condition. We are highly leveraged and expect to continue to be highly leveraged upon the closing of this offering and upon the closing of the Artisan Entertainment acquisition. Our primary source of capital is our revolving credit facility. The amount we have available to borrow under this facility depends upon our borrowing base, which in turn depends on the value of our existing library of films and television programs, as well as accounts receivable and cash held in collateral accounts. We have entered into a Commitment Letter with JPMorgan for a new $350 million revolving credit facility that is scheduled to close concurrently with the closing of the Artisan Entertainment acquisition. We expect these same risks to be associated with the new facility. If several of our larger motion picture productions are commercial failures or our library declines in value, our borrowing base could decrease. Such a decrease could have a material adverse effect on our business, results of operations and financial condition. For example, it could:

        - require us to dedicate a substantial portion of our cash flow to the repayment of our indebtedness, reducing the amount of cash flow available to fund motion picture and television production, distribution and other operating expenses;

        - limit our flexibility in planning for or reacting to downturns in our business, our industry or the economy in general;

        - limit our ability to obtain additional financing, if necessary, for operating expenses, or limit our ability to obtain such financing on terms acceptable to us; and

        - limit our ability to pursue strategic acquisitions and other business opportunities that may be in our best interests.

        Our revolving credit facility contains certain covenants and financial tests that limit the way we conduct business. Our revolving credit facility contains, and we expect our replacement credit facility to contain, various covenants limiting our ability to incur or guarantee additional indebtedness, pay dividends and make other distributions, pre-pay any subordinated indebtedness, repurchase preferred shares, make investments and other restricted payments, make capital expenditures, make acquisitions and sell assets. These covenants may prevent us from raising additional financing, competing effectively or taking advantage of new business opportunities. Under our revolving credit facility, we are also required to maintain specified financial ratios and satisfy certain financial tests. If we cannot comply with these covenants or meet these ratios or other tests, it could result in a default under our revolving credit facility, and unless we are able to negotiate an amendment, forbearance or waiver, we could be required to repay all amounts then outstanding, which could have a material adverse effect on our business, results of operations and financial condition. We expect our replacement credit facility to contain similar covenants.



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        Borrowings under our revolving credit facility also are, and under our new facility would be, secured by liens on substantially all of our assets and the assets of our subsidiaries. If we are in default under one of these credit facilities, the lenders could foreclose upon all or substantially all of our assets and the assets of our subsidiaries. We cannot assure you that we will generate sufficient cash flow to repay our indebtedness, and we further cannot assure you that, if the need arises, we will be able to obtain additional financing or to refinance our indebtedness on terms acceptable to us, if at all. Any such failure to obtain financing could have a material adverse effect on our business, results of operation and financial condition.

        Budget overruns may adversely affect our business. Our business model requires that we be efficient in the production of our motion pictures and television programs. Actual motion picture and television production costs often exceed their budgets, sometimes significantly. The production, completion and distribution of motion pictures and television productions are subject to a number of uncertainties, including delays and increased expenditures due to creative differences among key cast members and other key creative personnel or other disruptions or events beyond our control. Risks such as death or disability of star performers, technical complications with special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a motion picture or television production incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production. We cannot make assurances regarding the availability of such financing on terms acceptable to us, and the lack of such financing could have a material adverse effect on our business, results of operations and financial condition.

        In addition, if a motion picture or television production incurs substantial budget overruns, we cannot assure you that we will recoup these costs, which could have a material adverse effect on our business, results of operations and financial condition. Increased costs incurred with respect to a particular film may result in any such film not being ready for release at the intended time and the postponement to a potentially less favorable time, all of which could cause a decline in box office performance, and thus the overall financial success of such film. Budget overruns could also prevent a picture from being completed or released. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

        Production costs and marketing costs are rising at a faster rate than increases in either domestic admissions to movie theatres or admission ticket prices, leaving us more dependent on other media, such as home video, television and foreign markets, and new media. If we cannot successfully exploit these other media, it could have a material adverse effect on our business, results of operations and financial condition.

OUR REVENUES AND RESULTS OF OPERATIONS MAY FLUCTUATE SIGNIFICANTLY.

        Revenues and results of operations are difficult to predict and depend on a variety of factors. Our revenues and results of operations depend significantly upon the commercial success of the motion pictures and television programming that we distribute, which cannot be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods. In recent years, our revenues and results of operations have been significantly impacted by the success of critically acclaimed and award winning films, including Academy Award winners and nominees. We cannot assure you that we will manage the production, acquisition and distribution of future motion pictures as successfully as we have done with these recent critically acclaimed and award winning films or that we will produce or acquire



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motion pictures that will receive similar critical acclaim or perform as well commercially, which could have a material adverse effect on our business, results of operations and financial condition.

        We lack output agreements with cable and broadcast channels. We have an agreement with one cable broadcast channel to exhibit our films, and that agreement does not cover films released theatrically after 2003. While similar broadcasters exhibit our films, they license such rights on a film-by-film, rather than an output, basis. We cannot assure you that our one agreement will be renewed or that we will be able to secure other output agreements on acceptable terms, if at all. Without multiple output agreements that typically contain guaranteed minimum payments, our revenues may be subject to greater volatility, which could have a material adverse effect on our business, results of operations and financial condition.

        Our revenue sharing agreements might not be renewed. Our two revenue sharing agreements with respect to the distribution of our library on home video and DVD, one of which accounts for approximately 10% of our gross revenue, expire in December 2004. The failure to renew these agreements on similar terms could have a material adverse effect on our business, results of operations and financial condition.

        We rely on a few major customers in realizing our filmed and television content library distribution revenues. A small number of retailers account for a significant percentage of our filmed and television content library distribution revenues. We do not have long-term agreements with any of these customers. We cannot assure you that we will continue to maintain favorable relationships with these customers or that they will not be adversely affected by economic conditions. If any of these customers reduces or cancels a significant order, it could have a material adverse effect on our business, results of operations and financial condition.

        Our revenues and results of operations are vulnerable to currency fluctuations. We report our revenues and results of operations in U.S. dollars, but a significant portion of our revenues is earned outside of the United States. Our principal currency exposure is between Canadian and U.S. dollars, although this exposure is partially mitigated through the structuring of our revolving credit facility as a Canadian dollar facility and a U.S. dollar facility. Each facility is borrowed and repaid in the respective country of origin, in local currency. We cannot accurately predict the impact of future exchange rate fluctuations between the Canadian dollar and the U.S. dollar or other foreign currencies on revenues and operating margins, and fluctuations could have a material adverse effect on our business, results of operations and financial condition.

        From time to time we may experience currency exposure on distribution and production revenues and expenses from foreign countries, which could have a material adverse effect on our business, results of operations and financial condition.

        Accounting practices used in our industry may accentuate fluctuations in operating results. In addition to the cyclical nature of the entertainment industry, our accounting practices (which are standard for the industry) may accentuate fluctuations in our operating results. In accordance with Canadian generally accepted accounting principles and industry practice, we amortize film and television programming costs using the "individual-film-forecast" method. Under this accounting method, we amortize film and television programming costs for each film or television program based on the following ratio:



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                  Revenue earned by title in the current period
                        Estimated total revenues by title

        We regularly review, and revise when necessary, our total revenue estimates on a title-by-title basis. This review may result in a change in the rate of amortization and/or a write-down of the film or television asset to estimated fair value. Results of operations in future years depend upon our amortization of our film and television costs. Periodic adjustments in amortization rates may significantly affect these results. In addition, we are required to expense film advertising costs as incurred, but are also required to recognize the revenue from any motion picture or television program over the entire revenue stream expected to be generated by the individual picture or television program.

FAILURE TO MANAGE FUTURE GROWTH MAY ADVERSELY AFFECT OUR BUSINESS.

        We are subject to risks associated with pending and other possible acquisitions, business combinations, or joint ventures, including our pending acquisition of Artisan Entertainment. From time to time we engage in discussions and activities with respect to possible acquisitions, business combinations, or joint ventures intended to complement or expand our business. We are actively pursuing several potential acquisitions or business combinations, including our pending acquisition of Artisan Entertainment. We may not realize the anticipated benefit from any of the transactions we are pursuing. Regardless of whether we consummate any such transaction, the negotiation of the potential transaction as well as the integration of the acquired business could require us to incur significant costs and cause diversion of management's time and resources. Any such transaction could also result in impairment of goodwill and other intangibles, development write-offs and other related expenses. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

        We may be unable to integrate any business that we acquire or with which we combine. Integrating any business that we acquire or with which we combine, including a company the size of Artisan Entertainment, will be distracting to our management and disruptive to our business and may result in significant costs to us. We may face challenges in consolidating functions and integrating procedures, information technology and accounting systems, personnel and operations in a timely and efficient manner. If any such integration is unsuccessful, or if the integration takes longer than anticipated, there could be a material adverse effect on our business, results of operations and financial condition. We may have difficulty managing the combined entity in the short term if we experience a significant loss of management personnel during the transition period after the acquisition.

        Claims against us relating to any acquisition or business combination may necessitate our seeking claims against the seller for which the seller may not indemnify us or that may exceed the seller's indemnification obligations. There may be liabilities assumed in any acquisition or business combination, including our possible acquisition of Artisan Entertainment, that we did not discover or that we underestimated in the course of performing our due diligence investigation. Although a seller generally will have indemnification obligations to us under an acquisition or merger agreement, these obligations usually will be subject to financial limitations, such as general deductibles and maximums, as well as time limitations. We cannot assure you that our right to indemnification from any seller will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any undiscovered or underestimated liabilities that we may incur. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, results of operations and financial condition.



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        We may not be able to obtain additional funding to meet our requirements. Our ability to grow through acquisitions, business combinations and joint ventures, to maintain and expand our development, production and distribution of motion pictures and television programs and to fund our operating expenses depends upon our ability to obtain funds through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If we do not have access to such financing arrangements, and if other funding does not become available on terms acceptable to us, there could be a material adverse effect on our business, results of operations and financial condition.

OUR ABILITY TO EXPLOIT OUR FILMED AND TELEVISION CONTENT LIBRARY MAY BE LIMITED.

        A significant portion of our filmed and television content library revenues comes from a small number of titles. We depend on a limited number of titles for the majority of the revenues generated by our filmed and television content library. In addition, many of the titles in our library are not presently distributed and generate substantially no revenue. If we cannot acquire new product and the rights to popular titles through production, distribution agreements, acquisitions, mergers, joint ventures or other strategic alliances, it could have a material adverse effect on our business, results of operations and financial condition.

        We are limited in our ability to exploit a portion of our filmed and television content library. Our rights to the titles in our filmed and television content library vary; in some cases we have only the right to distribute titles in certain media and territories for a limited term. We cannot assure you that we will be able to renew expiring rights on acceptable terms, and any such failure could have a material adverse effect on business, results of operations and financial condition.

OUR SUCCESS DEPENDS ON EXTERNAL FACTORS IN THE MOTION PICTURE AND TELEVISION INDUSTRY.

        Our success depends on the commercial success of motion pictures and television programs, which is unpredictable. Operating in the motion picture and television industry involves a substantial degree of risk. Each motion picture and television program is an individual artistic work, and unpredictable audience reactions primarily determine commercial success. Generally, the popularity of our motion pictures or programs depends on many factors, including the critical acclaim they receive, the format of their initial release, for example, theatrical or direct-to-video, the actors and other key talent, their genre and their specific subject matter. The commercial success of our motion pictures or television programs also depends upon the quality and acceptance of motion pictures or programs that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. We cannot predict the future effects of these factors with certainty, any of which factors could have a material adverse effect on our business, results of operations and financial condition.

        In addition, because a motion picture's or television program's performance in ancillary markets, such as home video and pay and free television, is often directly related to its box office performance or television ratings, poor box office results or poor television ratings may negatively affect future revenue streams. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities. We cannot make assurances that our motion pictures and television programs will obtain favorable reviews or ratings, that our motion pictures will



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perform well at the box office or in ancillary markets or that broadcasters will license the rights to broadcast any of our television programs in development or renew licenses to broadcast programs in our library. The failure to achieve any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

        Licensed distributors' failure to promote our programs may adversely affect our business. Licensed distributors' decisions regarding the timing of release and promotional support of our motion pictures, television programs and related products are important in determining the success of these pictures, programs and products. As with most companies engaging in licensed distribution, we do not control the timing and manner in which our licensed distributors distribute our motion pictures or television programs. Any decision by those distributors not to distribute or promote one of our motion pictures, television programs or related products or to promote our competitors' motion pictures, television programs or related products to a greater extent than they promote ours could have a material adverse effect on our business, results of operations and financial condition.

        We could be adversely affected by strikes or other union job actions. The motion picture and television programs that we produce generally employ actors, writers and directors who are members of the Screen Actors Guild, Writers Guild of America and Directors Guild of America, respectively, pursuant to industry-wide collective bargaining agreements. The collective bargaining agreement with the Writers Guild of America was successfully renegotiated and became effective as of May 2, 2001 for a term of three years. The collective bargaining agreements with the Screen Actors Guild and Directors Guild of America were each successfully renegotiated and became effective as of July 1, 2002 for terms of three years. Many productions also employ members of a number of other unions, including, without limitation, the International Alliance of Theatrical and Stage Employees, the Teamsters and the Alliance of Canadian Cinema, Television and Radio Artists. A strike by one or more of the unions that provide personnel essential to the production of motion pictures or television programs could delay or halt our ongoing production activities. Such a halt or delay, depending on the length of time, could cause a delay or interruption in our release of new motion pictures and television programs, which could have a material adverse effect on our business, results of operations and financial condition.

WE FACE SUBSTANTIAL COMPETITION IN ALL ASPECTS OF OUR BUSINESS.

        We are smaller and less diversified than many of our competitors. As an independent distributor and producer, we constantly compete with major U.S. and international studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

        The motion picture industry is highly competitive and at times may create an oversupply of motion pictures in the market. The number of motion pictures released by our competitors, particularly the major U.S. studios, may create an oversupply of product in the market, reduce our share of box office receipts and


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make it more difficult for our films to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theatre attendance is expected to be highest. For this reason, and because of our more limited production and advertising budgets, we typically do not release our films during peak release times, which may also reduce our potential revenues for a particular release. Moreover, we cannot guarantee that we can release all of our films when they are otherwise scheduled. In addition to production or other delays that might cause us to alter our release schedule, a change in the schedule of a major studio may force us to alter the release date of a film because we cannot always compete with a major studio's larger promotion campaign. Any such change could adversely impact a film's financial performance. In addition, if we cannot change our schedule after such a change by a major studio because we are too close to the release date, the major studio's release and its typically larger promotion budget may adversely impact the financial performance of our film. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

        The limited supply of motion picture screens compounds this product oversupply problem. Currently, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to only 10 to 15 films distributed nationally by major studio distributors. In addition, as a result of changes in the theatrical exhibition industry, including reorganizations and consolidations and the fact that major studio releases occupy more screens, the number of screens available to us when we want to release a picture may decrease. If the number of motion picture screens decreases, box office receipts, and the correlating future revenue streams, such as from home video and pay and free television, of our motion pictures may also decrease, which could have a material adverse effect on our business, results of operations and financial condition.

        Technological advances may reduce our ability to exploit our motion pictures and television programs. The entertainment industry in general and the motion picture industry in particular continue to undergo significant technological developments, including video-on-demand. This rapid growth of technology combined with shifting consumer tastes could change how consumers view our motion pictures and television programs. For example, an increase in video-on-demand could decrease home video rentals. Other larger entertainment distribution companies will have larger budgets to exploit these growing trends. While we have an interest in CinemaNow, it is a company in its infancy whose commercial success is impossible to predict. We cannot predict how we will financially participate in the exploitation of our motion pictures and television programs through these emerging technologies or whether we have the right to do so for certain of our library titles. If we cannot successfully exploit these and other emerging technologies, it could have a material adverse effect on our business, results of operations and financial condition.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

        Our success depends to a significant degree upon the efforts, contributions and abilities of our senior management. Although we have employment agreements with many of our key personnel, 10 employment agreements with senior management have expired or will expire within one year from the date of this offering circular and such agreements must be renegotiated. In addition, the employment agreement of Mr. Burns, our Vice Chairman, has expired. Although he is employed on a month-to-month basis, his employment agreement has been renegotiated and formal documentation is currently being finalized. We cannot assure you that the services of our key personnel will continue to be available to us or that we will be able to successfully renegotiate such employment agreements. The loss of services of any of these



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employees could have a material adverse effect on our business, results of operations and financial condition.

WE FACE RISKS FROM DOING BUSINESS INTERNATIONALLY.

        We distribute motion picture and television productions outside the United States and Canada through third party licensees and derive revenues from these sources. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

           - changes in local regulatory requirements, including restrictions on content;

           - changes in the laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and to withholding taxes;

           -   differing degrees of protection for intellectual property;

           -   instability of foreign economies and governments;

           -   cultural barriers;

           -   wars and acts of terrorism; and

           -   the spread of severe acute respiratory syndrome, or SARS.

Any of these factors could have a material adverse effect on our business, results of operations and financial condition.

PROTECTING AND DEFENDING AGAINST INTELLECTUAL PROPERTY CLAIMS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

        Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. We also distribute our products in other countries in which there is no copyright or trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

        Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in



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enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

PIRACY OF MOTION PICTURES, INCLUDING DIGITAL AND INTERNET PIRACY, MAY REDUCE THE GROSS RECEIPTS FROM THE EXPLOITATION OF OUR FILMS.

        Motion picture piracy is extensive in many parts of the world, including South America, Asia, the countries of the former Soviet Union and other former Eastern bloc countries. Additionally, as motion pictures begin to be digitally distributed using emerging technologies such as the internet and online services, piracy could become more prevalent, including in the U.S., because digital formats are easier to copy. As a result, users can download and distribute unauthorized copies of copyrighted motion pictures over the internet. In addition, there could be increased use of devices capable of making unauthorized copies of motion pictures. As long as pirated content is available to download digitally, many consumers may choose to download such pirated motion pictures rather than pay to view motion pictures. Piracy of our films may adversely impact the gross receipts received from the exploitation of these films, which could have a material adverse effect on our business, results of operations and financial condition.

WE ARE DEFENDING AGAINST A LITIGATION CLAIM WHICH IF RESOLVED ADVERSELY TO US COULD HAVE A MATERIAL ADVERSE AFFECT ON US.

        We are currently involved in an arbitration proceeding with The Funny One LLC, which alleges, among other things, that we caused it substantial harm by failing to release a film theatrically that it produced. The Funny One LLC further maintains that we were contractually obligated to do so and has claimed damages of up to $35 million. The Funny One LLC alleges that had we released the film theatrically, it would have achieved the commercial success of a film that was similar in genre. We do not believe, and have denied that, we had an obligation to release the film theatrically and we have also denied that it would have also achieved the commercial success of a film similar in genre. We have asserted that we maximized revenue for The Funny One LLC based on the manner in which we released the film, and therefore, The Funny One LLC has not been damaged. Closing arguments were held in October 2003 and a final ruling is expected in the third quarter. Failure to prevail in this matter could have a material adverse effect on our business, results of operation and financial condition.

WE MAY LOSE CERTAIN BENEFITS BY FAILING TO MEET CERTAIN CANADIAN REGULATORY REQUIREMENTS.

        We may lose investment funds, tax credits and other benefits if we fail to meet Canadian regulatory requirements. Certain programs that we produce are contractually required to be "Canadian content" programs in accordance with the requirements established from time to time by the Canadian Radio-Television and Telecommunications Commission, or CRTC, the Canadian Audio-Visual Certification Office, the Income Tax Act (Canada) and the regulations thereunder. If a program does not qualify under the applicable requirements, we would be in default of our commitments made in connection with these contracts. Any default on these commitments could result in the reduction or elimination of license fees from the Canadian broadcasters, reduced or eliminated government incentives and/or future ineligibility for Canadian government incentive programs.

        The Canadian federal government and a number of its provincial counterparts have established refundable tax credit programs based on eligible labor expenditures of qualifying production entities. We expect that certain of our motion picture and television productions will incorporate these refundable tax



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credits as elements of production financing. If such productions do not ultimately qualify for anticipated refundable tax credits, the relevant production may require additional funds for completion, which may not be available from other sources.

        For our motion picture and television productions to continue to qualify for several refundable tax credits, we must remain Canadian-controlled pursuant to the Investment Canada Act (Canada), or ICA, among other statutory requirements. The ICA is administered by the Minister of Industry and, in the case of investments that are cultural in nature, by the Minister of Canadian Heritage. The ICA contains rules, the application of which determines whether an entity (as the term is defined in the ICA) is Canadian-controlled. Under these rules, an entity is presumed to be a non-Canadian in certain circumstances, including where Canadians own less than a majority of voting interests of an entity. This presumption may be rebutted, for example, if a corporation establishes that it is not controlled in fact through the ownership of its voting interests and that two-thirds of the members of its board of directors are Canadians.

        Although we believe we are currently a Canadian-controlled entity under the ICA, there can be no assurance that the Minister of Canadian Heritage will not determine that we are out of compliance with the ICA, or that events beyond our control will not result in our ceasing to be Canadian-controlled pursuant to the ICA. The ICA provides the Minister of Canadian Heritage with discretion to make a determination that an entity engaged in a business activity prescribed under the ICA as relating to Canada's cultural heritage or national identity (which includes a business engaged in the production, distribution, sale or exhibition of film or video products, hereinafter referred to as a "cultural business") is not a Canadian-controlled entity, if the Minister is satisfied, after considering any information or evidence submitted by the entity or otherwise made available to the Minister or the Director of Investments, that the entity is controlled in fact by one or more non-Canadians. If we cease to be Canadian-controlled under the ICA, we would no longer qualify for or be entitled to access these refundable tax credits and other Canadian government and private motion picture industry incentives that are restricted to Canadian-controlled corporations, including the ability to produce under Canada's official co-production treaties with other countries.

        Such a change in status would require us to return tax credits previously received, reducing our cash balance. In addition, because under Canadian GAAP tax credits were included in revenues prior to March 31, 2003, we would take a charge to earnings for any tax credits received prior to March 31, 2003 in the period in which the change in status was determined. From April 1, 2003, tax credits for all new series or productions will be recorded as an offset to investment in films and television programs and any returned tax credits would increase such investment in films and television programs in the period in which the change in status was determined. There are currently no transfer restrictions on our common shares as a class, and we accordingly may not be able to prevent an acquisition of control by non-Canadians. In addition, certain provincial refundable tax credits require that the applicant be provincially controlled. If any of our affiliates that accesses or intends to access such credits ceases to be provincially controlled, we would no longer be entitled to access the applicable provincial refundable tax credit.

        For all of the foregoing reasons, the loss of our Canadian status could have a material adverse effect on our business, results of operations and financial condition.

        We face other risks in obtaining production financing from private and other international sources. For some productions, we finance a portion of our production budgets from incentive programs from such agencies as Telefilm Canada, as well as international sources in the case of our international treaty co-productions. There can be no assurance that local cultural incentive programs that we may access in



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Canada and internationally, as a result of our Canadian-controlled status, will not be reduced, amended or eliminated. Any change in policies in connection with incentive programs may have an adverse impact on us. In addition, we could lose our ability to exploit such incentive programs in Canada if we cease to qualify as "Canadian." Certain programs produced by us will be contractually required to be certified as "Canadian Film and Video Production." If a program does not qualify for such certification, we would be in default on commitments made in connection with government incentive programs and licenses to broadcasters/distributors. In addition, to the extent we do not qualify as "Canadian" as a result of a merger, an acquisition or an unconstrained share transfer to one or more non-Canadians, we would no longer qualify for such incentives/tax credits and may be liable to repay certain benefits to the applicable authorities. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

        An investment by non-Canadians in our business is potentially reviewable by the Minister of Canadian Heritage. Under the ICA, the Minister of Canadian Heritage has discretion to determine, after considering any information or evidence submitted by the entity or otherwise made available to the Minister or the Director of Investments, that an investment by a non-Canadian in a cultural business may constitute an acquisition of control by that non-Canadian, notwithstanding the provisions in the ICA that state that certain investments do not or may not constitute an acquisition of control that would require notification or review under the ICA. In the event that the Minister of Canadian Heritage exercises her discretion and deems an investment by a non-Canadian in a cultural business to be an acquisition of control, the investment is potentially subject to notification and/or review. If the investment is subject to review, the Minister must be satisfied that the investment is likely to be of net benefit to Canada. Such a determination is often accompanied by requests that the non-Canadian provide undertakings supportive of Canadian cultural policy. These undertakings may, in some circumstances, include a request for financial support of certain initiatives. The determination by the Minister of whether a proposed investment is of net benefit to Canada also includes consideration of sector specific policies of the Canadian federal government. One such policy prohibits takeovers of Canadian owned and controlled film distribution businesses by non-Canadians. This prohibition is not contained in the ICA nor in the regulations made under the ICA, but is a separate foreign investment policy relating to the Canadian film distribution sector. If an investment by a non-Canadian in our business is deemed by the Minister to be an acquisition of control and ultimately subject to review, the current policy of the Canadian federal government prohibiting the takeover of a Canadian owned and controlled film distribution business would be applied in the context of the Minister's determination of whether the proposed investment would be of net benefit to Canada, with the result that the Company's film distribution business in Canada may have to be divested to a Canadian purchaser, which could have a material adverse effect on our business, results of operations and financial condition.

        A failure to meet Canadian programming restrictions may decrease the time slots or amount of license fees and incentive programs available to us. Canadian broadcasters, including all conventional, specialty and television services, are typically required, as a condition of their license, to broadcast significant minimum amounts of Canadian content programming on their overall schedule and in prime time. The CRTC enforces compliance with these requirements, and failure to comply can result in fines or in the revocation of a broadcaster's license, or more restrictive terms on license renewal. The CRTC has issued detailed criteria that must be met for a television production to qualify as a "Canadian program." The criteria require, among other things, that Canadians perform a minimum level of key creative functions and that specified minimum production costs be paid to Canadians or Canadian companies. If our productions cease to qualify as Canadian programs under existing CRTC regulations, or if these regulations



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should change on further review by the CRTC, we may find it more difficult to secure time slots in Canada for our productions, or the amount of the license fees we may generate in Canada may decrease if our programs do not qualify as Canadian programs. In addition, if our productions cease to meet minimum Canadian content requirements, we may be unable to access various federal and provincial motion picture and television incentive programs, including refundable tax credits, as discussed below. There could be a material adverse effect on our business, results of operations and financial condition if any change in the policies of the Canadian or provincial governments in connection with their incentive programs occurs.



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